UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2013

The ADT Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35502	45-4517261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of Principal Executive Offices, including Zip Code)

(561) 988-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 24, 2013, Corvex Management LP (“Corvex”) and The ADT Corporation (the “Company”) entered into a Share Repurchase Agreement (the “Share Repurchase Agreement”). Pursuant to the Share Repurchase Agreement, the Company has agreed to repurchase 10,240,000 Shares (the “Share Repurchase”) from Corvex for a price per share equal to $44.01 on November 29, 2013, or such later date that the Company receives acknowledgment that tax opinions to be delivered to the Company by its outside counsel in connection with the Share Repurchase are reasonably satisfactory to each of Tyco International Ltd. and Pentair Ltd. (the “Settlement Date”). If the Settlement Date does not occur on or before December 13, 2013, the price per Share will be increased by an amount equal to the interest rate that would have accrued on the purchase price through the Settlement Date if the purchase price had been borrowed on December 13, 2013 under the Company’s Five Year Senior Unsecured Revolving Credit Agreement, dated as of June 22, 2012. If the Settlement Date has not occurred on or prior to December 31, 2013, Corvex may thereafter terminate the Share Repurchase Agreement and be entitled to liquidated damages as specified in the Share Repurchase Agreement.

In addition, on November 24, 2013, Corvex, the Company and Mr. Meister entered into an amendment, (the “Amendment”) of the previously reported voting and standstill agreement, dated December 17, 2012 (the “Existing Agreement”), among the Company, Mr. Meister, Corvex and Soros Fund Management (“SFM”). Pursuant to the Amendment, effective as of the Settlement Date, the Existing Agreement (including the restrictions in the Existing Agreement relating to, among other things, solicitation of proxies, formation of a ‘group’ with third parties, or acquiring beneficial ownership of shares in excess of specified amounts) is amended to extend the expiration date of the Existing Agreement in respect of Corvex and Mr. Meister such that it terminates in respect of Corvex and Mr. Meister on the later of the date on which Mr. Meister no longer serves on the Company’s board of directors and seven (7) business days prior to the last day that stockholders of the Company may timely notify the Company of a nomination or proposal to be properly brought before the 2019 annual meeting of the Company’s stockholders pursuant to the Company’s By-Laws, as then in effect (the “Notice Date”). The Amendment did not alter or amend the rights and obligations of SFM under the Existing Agreement.

The descriptions of the Share Repurchase Agreement and the Amendment set forth above are qualified by reference to the full text of such agreements attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2013, Mr. Meister resigned from the Company’s board of directors effective immediately prior to the execution of the Share Repurchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Repurchase Agreement, dated as of November 24, 2013, by and between The ADT Corporation and Corvex Management LP

10.2	Amendment to Agreement, dated as of November 24, 2013, by and among The ADT Corporation, Keith Meister and Corvex Management LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2013	THE ADT CORPORATION

	By:	/s/ N. David Bleisch
	Name:	N. David Bleisch
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Repurchase Agreement, dated as of November 24, 2013, by and between The ADT Corporation and Corvex Management LP

10.2	Amendment to Agreement, dated as of November 24, 2013, by and among The ADT Corporation, Keith Meister and Corvex Management LP